UNDERWRITING AGREEMENT






                                                           ,  1997


Royal Hutton Securities, Corp.
2255 Glades Rd., Suite 301E
Boca Raton, Florida 33431

Gentlemen:

     Silver Star Foods, Inc. (the "Company"), a New York corporation, proposes to issue and sell a maximum of 1,000,000 Shares of Common Stock at $5.25 per Share ("Shares") and 2,000,000 Class A Warrants ("A Warrrants") at $.25 per Warrant collectively, the Shares and A Warrant shall be hereinafter referred to as the "Units"). The A Warrants may be purchased separately and will be transferable separately upon issuance. The Company hereby employs Royal Hutton Securities, Corp. (the "Underwriter") as its exclusive agent in connection with the proposed sale on a "firm commitment" basis. The offering of the Shares and A Warrants is further described in the Registration Statement filed or to be filed on Form SB-2 with the United States Securities and Exchange Commission (the "Commission"). In addition, solely for the purpose of covering over-allotments, if any, the Company proposes to grant the Underwriters the option to purchase up to an additional 150,000 Shares and 300,000 A Warrants.

     1. Representations and Warranties of the Company. In order to induce the Underwriter to enter into this Agreement, the Company represents and warrants as follows:

     (a) The Company has filed or will file a Registration Statement on Form SB-2 relating to the Units with the Commission pursuant to the Securities Act of 1933 (the "Securities Act"). The Company has furnished to the Underwriter and to its legal counsel two signed and ten conformed copies of the Registration Statement together with all amendments and exhibits. As used in this Agreement, the term "Registration Statement" means the Registration Statement, including the Prospectus, the exhibits and the financial statements, and all amendments including any amendments after the effective date of the Registration Statement. The term "Prospectus" means the prospectus filed as a part of Part I of the Registration Statement, including all pre-effective and post-effective amendments and supplements thereto.

     (b) The Registration Statement and all other documents filed or to be filed or filed after the date hereof with the Commission conform and will conform with all of the requirements of the Securities Act in all material respects. Neither the Registration Statement, the Prospectus nor the other material filed or to be filed with the Commission contains nor will contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading, except that this warranty does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by and with respect to you, or any dealer through you, expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

     (c) The Company has obtained a CUSIP number for its Common Stock and A Warrants and the Company has used its best efforts to qualify the Units for offering in every state reasonably designated by the Underwriter. The materials previously filed or filed after the date hereof with any state do not and will not contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading.

     (d) The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, par value $.0001 per share, and A Warrants, of which 4,800,000 shares of Common Stock and no A Warrants are outstanding as of the date hereof. Each outstanding share of Common Stock is duly authorized, validly issued, fully paid, and nonassessable without any personal liability attaching to the ownership thereof. Except as set forth in the Registration Statement, there is no option, or other right calling for the issuance of any instrument which by its terms is convertible into, exercisable or exchangeable for, capital stock of the Company.

     (e) The Shares issuable upon the exercise of the Warrants (the "Warrant Shares") have been duly authorized and when issued and delivered in accordance with this Agreement and the Underwriter's Warrants when issued and delivered upon exercise of the Underwriter's Warrants, will all be validly issued, fully paid, and non-assessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders, and the purchasers thereof will receive good title thereof, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts.

     The Warrant Shares and the shares of Common Stock issuable upon exercise of the Underwriter's Warrants are duly authorized and reserved for issuance and, when issued and delivered in accordance with the Warrant Agreement and the Warrants or the Underwriter's Warrants, as the case may be, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights of stockholders, and the holders of the Warrants or the Underwriter's Warrants, as the case may be, will receive good title to the securities purchased by them, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. The Common Stock underlying the Underwriter's Warrants conform to all statements relating thereto contained in the Registration Statement and the Prospectus.

     (f) The Company has been legally incorporated and is now, and always during the period of the offering will be, a validly existing corporation under the laws of the State of New York, lawfully qualified to conduct the business for which it was organized and which it proposes to conduct. The Company will always during the period of the offering be qualified to conduct business as a foreign corporation in each jurisdiction where the nature of its business requires such qualification.

     (g) During the period of the offering of the Shares and A Warrants and for one year from the date the Commission declares the Registration Statement to be effective ("Effective Date"), the Company will not sell any securities without the Underwriter's prior written consent, which will not be unreasonably withheld.

     (h) The Company has caused each of its officers and directors and has used its best efforts to cause each of its other shareholders to enter into an agreement with the Underwriter pursuant to the terms of which each such person has agreed not to sell any shares owned directly or indirectly by such person for a period of twelve (12) months from the Effective Date of the Registration Statement without the Underwriter's prior written consent, which consent will not be unreasonably withheld. Prior to the Effective Date, the Company will obtain such agreements from shareholders owning a minimum of 66 2/3% of the Company's outstanding common stock.

     (i) The Company has no subsidiaries nor contemplates acquiring subsidiaries or engaging in mergers with or the acquisition of any companies.

     (j) The financial statements, together with related schedules and notes, included in the Registration Statement and Prospectus present fairly the financial condition of the Company and are reported upon by independent public accountants according to generally accepted accounting principles and as required by the rules and regulations of the Commission.

     (k) Except as disclosed in the Registration Statement, the Prospectus and financial statements included therein, the Company does not have any contingent liabilities, obligations, or claims nor has it received threats of claims or regulatory action. Further, except as disclosed in the Registration Statement and the Prospectus, subsequent to the date information is given in the Registration Statement and definitive Prospectus, and prior to the close of the offering: (a) there shall not be any material adverse change in the management or condition, financial or otherwise, of the Company or in its business taken as a whole; (b) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business; (c) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the Registration Statement and the Prospectus; (d) there shall not have been nor will there be any change in the capital or long term debt (except current payments) of the Company; and (e) the Company has not and will not have paid or declared any dividends or other distributions on its common shares.

     (l) The Company's securities, however characterized, are not subject to preemptive rights.

     (m) The Company will have the legal right and authority to enter into this Underwriting Agreement upon its execution, to effect the proposed sale of the Shares and A Warrants, to execute and issue the Underwriting Warrants and to effect all other transactions contemplated by this Agreement.

     (n) The Company knows of no person who rendered any services in connection with the introduction of the Company to the Underwriter. No broker's or other finder's fees are due and payable by the Company and none will be paid by it.

     (o) The Company is eligible to use Form SB-2 for the offering of the Shares and A Warrants.

     (p) The Company and its affiliates are not currently offering any securities nor has the Company or its affiliates offered or sold any securities except as required to be described in the Registration
Statement.

     (q) The Company will not file any amendment or supplement to the Registration Statement, Prospectus, or exhibits if the Underwriter and its counsel have not been previously furnished a copy, or if the Underwriter or its counsel have objected in writing to the filing of the amendment or supplement.

     (r) The Company possesses adequate certificates or permits issued by the appropriate federal, state and local regulatory authorities necessary to conduct its business and to retain possession of its properties. The Company has not received any notice of any proceeding relating to the revocation or modification of any of these certificates or permits.

     (s) The Company has filed all tax returns required to be filed and except as set forth in the Registration Statement, Prospectus and financial statements included therein, is not in default in the payment of any taxes which have become due pursuant to any law or any assessment.

     (t) The Company has marketable title to all properties including intellectual properties described in the Registration Statement as owned by it. Except as set forth in the Registration Statement, Prospectus and the financial statements included therein, the properties are free and clear of all liens, charges, encumbrances, or restrictions, however characterized. All of the contracts, leases, subleases, patents, copyrights, licenses and agreements, however characterized, under which the Company holds its properties as described in the Registration Statement are in full force and effect. Except as set forth in the Registration Statement, Prospectus and the financial statements included therein, the Company is not in default under any of the material terms or provisions of any contracts, leases, subleases, patents, copyrights, licenses or agreements under which the Company holds its properties. There are no known claims against the Company concerning the Company's rights under the leases, subleases, patents, copyrights, licenses and agreements and concerning its right to continued possession of its properties. Further, the Company is not in material default in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company.

     (u) All original documents and other information relating to the Company's affairs has and will continue to be made available upon request to the Underwriter and to its counsel at the Underwriter's office or at the office of the Underwriter's counsel and copies of any such documents will be furnished upon request to the Underwriter and to its counsel. Included within the documents made available have been at least the Articles of Incorporation and any Amendments, Minutes of all of the meetings of the Incorporators, Directors and Shareholders, all financial statements and copies of all contracts, leases, patents, copyrights, licenses or agreements to which the Company is a party or in which the Company has an interest.

     (v) The Company has appointed                          as its
transfer agent. The Company will make arrangements to have available at the office of the transfer agent sufficient quantities of the Company's common stock certificates as may be needed for the quick and efficient transfer of the Shares and A Warrants.

     (w) The Company will use the proceeds from the sale of the Shares and A Warrants as set forth in the Registration Statement and Prospectus.

     (x) There are no contracts or other documents required to be described in the Registration Statement and Prospectus.

     (y) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the material terms, conditions or provisions of, or constitute a material default under, the Articles of Incorporation or Bylaws of the Company, as amended, or any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Securities Act, under the Blue Sky or securities laws of any state or jurisdiction, or the rules of the NASD (as defined in paragraph 2(a) hereof).

     (z) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or its rules and regulations which have not been so filed. Each contract to which the Company is a party has been duly and validly executed, is in full force and effect in all material respects in accordance with its respective terms, and no contracts have been assigned by the Company, except as disclosed in the Registration Statement and Prospectus. The Company knows of no present situation, condition or fact which would prevent compliance with the terms of such contracts. Except for amendments or modifications of contracts in the ordinary course of business and except as disclosed in the Registration Statement and Prospectus, the Company has no intention of exercising any right which would cancel any of its obligations under any contract, and has no knowledge that any other party to any contract, in which the Company has an interest, has any intention not to render full performance under such contract.

     (aa) The Company has not made any representation, whether oral or in writing, to anyone, whether an existing shareholder or not, that any of the Shares and A Warrants will be reserved for or directed to them during the proposed public offering.

     (bb) The Company has caused each of its current shareholders to agree in writing with respect to shares of Common Stock acquired by them prior to the Effective Date that they have acquired the said shares for investment purposes only and they acknowledged that they are holding "restricted securities" as defined in Rule 144.

     (cc) Except as disclosed in the Registration Statement and Prospectus, there is and prior to the close of the offering of the Shares and A Warrants to the public there will be, no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or would materially affect the properties or assets of the Company.

     All of the above representations and warranties shall survive the performance or termination of this Agreement.

     2. Representations and Warranties of the Underwriter.  The
Underwriter represents and warrants as follows:

     (a) It is registered as a broker-dealer with the Commission, in good standing, and is registered, to the extent registration is required, with the appropriate governmental agency in each state in which it intends to offer or sell the Shares and A Warrants and is a member of the National Association of Securities Dealers, Inc. ("NASD") and will use its best efforts to maintain such registrations, qualifications and memberships throughout the term of the offering.

     (b) Anything to the contrary in Section (a) above notwithstanding, the Underwriter reserves the right to offer the Shares and A Warrants through selected dealers in other states that it is not registered in, provided that the selected dealers are so registered in such states.

     (c) To the knowledge of the Underwriter, no action or proceeding is pending against the Underwriter or any of its officers or directors concerning the Underwriter's activities as a broker or dealer that would affect the Company's offering of the Shares and A Warrants.

     (d) The Underwriter will offer the Shares and A Warrants only in those states and in the quantities that are identified in the Blue Sky Memorandums from Underwriter's counsel to the Company that the offering of the Shares and A Warrants has been qualified for sale under the applicable state statutes and regulations. The Underwriter, however, may offer the Shares and A Warrants in other states if (i) the transaction is exempt from the registration requirements in that state,
(ii) the Company's counsel has received notice ten days prior to the proposed sale, and (iii) the Company's counsel does not object within said ten day period.

     (e) The Underwriter, in connection with the offer and sale of the Shares and A Warrants and in the performance of its duties and obligations under this Agreement, agrees to use its best efforts to comply with all applicable federal laws, the laws of the states or other jurisdiction in which the Shares and A Warrants are offered and sold; and the Rules and Regulations of the NASD.

     (f) The Underwriter is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

     (g) This Agreement has been duly authorized, executed and delivered by the Underwriter and is a valid agreement on the part of the Underwriter.

     (h) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach of any of the terms or conditions of, or constitute a default under, the articles of incorporation or bylaws of the Underwriter or any indenture, agreement or other instrument to which the Underwriter is a party or violate any order directed to the Underwriter of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Underwriter or its affiliates.

     (i) The Underwriter knows of no person who rendered any services in connection with the introduction of the Company to the Underwriter. No person acting by, through or under the Underwriter will be entitled to receive from the Underwriter or from the Company any finder's fees or similar payments.

     (j) The written information provided by the Underwriter for inclusion in the Registration Statement and Prospectus consists of certain information on the front and back Prospectus cover pages, and that set forth under "Underwriting" in the Prospectus.

     (k) The Underwriter will, promptly after the Closing date, supply the Company with all information required from the Underwriter for the completion of Form SR and such additional information as the Company may reasonably request to be supplied to the securities commissions of such states in which the Shares and A Warrants have been qualified for sale.

     All of the above representations and warranties shall survive the performance or termination of this Agreement.


     3. Employment of the Underwriter. In reliance upon the representations and warranties and subject to the terms and conditions of this Agreement:

     (a) The Company employs the Underwriter as its exclusive agent to sell, on a firm committment basis the Shares and A Warrants, on a cash basis only, at a price of $5.25 per Share and $.25 per A Warrant.

     (b) The obligation of the Underwriter to offer the Shares and A Warrants is subject to receipt by it of written advice from the Commission that the Registration Statement is effective, is subject to the Shares and A Warrants being qualified for offering under applicable laws in the states as may be reasonably designated by the Underwriter, is subject to the absence of any prohibitory action by any governmental body, agency or official, and is subject to the terms and conditions contained in this Agreement and in the Registration Statement covering the offering to which this Agreement relates.

     (c) Payment for the Shares and Warrants by the Underwriters shall be made by certified or official bank check payable to the order of the Company at the offices of Leon B. Lipkin, Esq., 140 East 45th Street, New York, New York 10017 upon delivery of the Shares and A Warrants for the respective accounts of the Underwriters (the "Closing"). Such delivery and payment shall be made at 10:00 A.M. on the seventh business day following the Effective Date (as defined in paragraph herein).

     (d) Certificates for the Representative's Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two business days prior to the Closing date.

     (e) The Underwriter shall have the right to associate with other underwriters and dealers as it may determine and shall have the right to grant to such persons such concessions out of the commissions to be received by the Underwriter as the Underwriter may determine, under and pursuant to a Seclected Dealer Agreement.

     (f) Subject to the sale of the minimum number of Shares and A Warrants, the Company agrees to pay to the Underwriter an underwriting
commission computed at the rate of $.     (10% of the public offering
price) for each of the Shares and A Warrants sold by the Underwriter at the public offering price of $5.25 per Shares and $.25 per Warrant. This commission shall be payable at closing of this Offering.


     4. Expenses of the Underwriter.

     (a) Subject to the sale of the Shares and A Warrants, the Company shall reimburse the Underwriter for its expenses on a nonaccountable basis in an amount equal to three (3%) of the gross proceeds of the offering. The Underwriter acknowledges that it has received $ -0- as an advance against the nonaccountable expenses allowance. The remaining nonaccountable expense allowance is due at the closing of this Offering.

     (b) If the proposed public offering is not completed because (i) of any reason solely within the control of the Company, or its directors, officers or stockholders, (ii) the Company unilaterally withdraws the proposed public offering from the Underwriter, (iii) the Company does not permit the Registration Statement to become effective for any reason whatsoever, or (iv) of any discrepancy in any representation made to the Underwriter, then the Company will be obligated to reimburse the Underwriter for its actual accountable out of pocket expenses incurred in connection herewith. The parties agree that such reimbursement shall be inclusive of the sums paid pursuant to this paragraph. It is understood and agreed by the parties hereto that any expenses incurred by the Underwriter shall be deemed to be reasonable and unobjectionable upon a reasonable showing by the Underwriter that such expenses were incurred, directly or indirectly, in connection with the proposed transaction and/or relationship of the parties hereto, as described herein. The Underwriter agrees that out of its nonaccountable expense allowance the Underwriter will pay all costs incurred or to be incurred by the Underwriter or by its personnel in connection with the offering of the Shares and A Warrants, except those to be paid by the Company as described in Paragraph 5 hereof.


     5. Expenses of the Company. The Company agrees that it will pay the following fees and expenses:

     (a) All fees and expenses of its legal counsel who will be engaged to prepare certain information, documents and papers for filing with the Commission and with state or local securities authorities;

     (b) All fees and expenses of its accountants incurred in connection with the offering of the Shares and A Warrants and the preparation of all documents and filings made as part of the offering;

     (c) All costs in issuing and delivering the Shares and A Warrants;

     (d) All costs in printing and delivering to the Underwriter and dealers as many copies of the Registration Statement and amendments, preliminary Prospectuses and definitive Prospectuses as reasonably requested by the Underwriter;

     (e) All of the Company's mailing, telephone, travel, clerical and other office costs incurred or to be incurred in connection with the offering of the Shares and A Warrants;

     (f) All fees and costs which may be imposed by the Commission, the various state or local securities authorities and the NASD for review of the offering of the Shares and A Warrants;

     (g) All other expenses incurred by the Company in performance of its obligations under this Agreement.


     6. Underwriter's Warrants.

     (a) The Company shall issue and sell at the Closing of the proposed underwriting, to the Underwriter and/or its designees, warrants
to purchase from the Company up to               Shares (one (1) Share
for every ten (10) Shares sold (the "Underwriter's Warrants) in the offering at a price of $.0001 per Unit. The Underwriter's Warrants will
be exercisable at  $               per Share (the "Exercise Price") with
the warrants comprising the Shares and A Warrants exercisable at $???????? per Warrant. The Underwriter's Warrants are exercisable for a period of four years, commencing one year from the date of the prospectus. The Company agrees that, for a period of seven (7) years from the Effective Date, if the Company intends to file a Registration Statement for the public sale of securities (excluding a Registration Statement in connection with mergers, acquisitions, or employee stock option or share benefit plans), it will notify all of the holders of the Underwriter's Warrants and/or the holders of the securities issuable upon the exercise of the Underwriter's Warrants, and if so requested by any holder of Underwriter's Warrants or the holder of the underlying securities, the Company will include in such Registration Statement, information to permit a public offering of the Underwriter's Warrants and/or the underlying securities owned by such holders, at the expense of the Company (excluding underwriting discounts, commissions, fees and expenses of the holder's counsel). In addition, for a period of four
(4) years commencing one (1) year from the Effective Date of the Registration Statement, upon the written demand of the Underwriter or its specific duly authorized designees or, together with the Underwriter or its specific duly authorized designee's consent, the holder(s) of at least 50% of the Underwriter's Warrants and/or the securities underlying the same, the Company agrees, on one occasion at the expense of the Company (excluding underwriting discounts, commissions, fees and expenses of the holder's counsel) and on a second occasion at the expense of such holders, to promptly register the Underwriter's Warrants and/or the underlying securities for purposes of a public offering.

     (b) The Underwriter's Warrants will be evidenced by certificates issued by the Company and delivered to the Underwriter, which shall contain such terms and conditions as are required by the Underwriter, including anti-dilution provisions reasonably acceptable to the Underwriter relating to stock splits, stock dividends and other like matters. Any transfer of the Underwriter's Warrants by the Underwriter to any person must be made in compliance with the Securities Act.

     (c) The Underwriter agrees that the Underwriter's Warrants and any certificates representing the Warrant Shares will bear the following legend:


          "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Company."


     7. Threat of Regulatory Action. The Company and the Underwriter agree to advise each other immediately and confirm in writing the receipt of any threat of or the initiation of any steps or procedures which would impair or prevent the right to offer the Shares and A Warrants or the issuance of any "suspension orders" or other prohibitions preventing or impairing the proposed offering of the Shares and A Warrants. In the case of the happening of any such event, neither the Company nor the Underwriter will acquiesce in such steps, procedures or suspension orders if such acquiescence would adversely affect the other party and, in such event, each party agrees to actively defend any such actions or orders unless both parties agree in writing to acquiesce in such actions or orders or unless counsel for each party advises the parties that the probability of successfully defending against such actions or orders is remote.

     8. Further Agreements of the Company. The Company further agrees with the Underwriter as follows:

     (a) The Company will advise the Underwriter as soon as the Company is advised of any comments by the Commission, of any request made by the Commission for an amendment to the Registration Statement or Prospectus or for supplemental information, and of any order or of the institution of any adverse proceedings with respect to the offering of the Shares and A Warrants. The Company will immediately deliver to the Underwriter copies of any papers involved.

     (b) The Company will use its best efforts to qualify the sale of the Shares and A Warrants in such states as shall be reasonably designated by the Underwriter. The officers, directors, promoters and shareholders of the Company will comply with applicable state escrow requirements, including those pertaining to the escrow of shares, provided that the period of escrow shall not exceed two years from the Effective Date and provided that the period of escrow shall only be based upon the passage of time.

     (c) The Company will provide the Underwriter and its counsel with copies of all applications for the registration of Shares and A Warrants filed with the various state authorities and will provide the Underwriter and its counsel with copies of all comments and orders received from these authorities.

     (d) The Company will deliver to the Underwriter (and to other broker-dealers as directed by the Underwriter) as many copies of preliminary Prospectuses as the Underwriter may reasonably request during the period following the filing of Amendment No. 1 to the Registration Statement (unless the Registration Statement is not reviewed by the Commission, in which event such copies shall be made available by the Company as reasonably requested by the Underwriter) and the Effective Date. The Company will deliver to the Underwriter and to other broker-dealers as requested by the Underwriter as many copies of the definitive Prospectus as the Underwriter may reasonably request during the period of the offering and for 90 days after the Effective Date.

     (e) If the Company becomes a reporting company pursuant to Section 12(g) of the Exchange Act and/or is required to file reports pursuant to
Section 15(d) of the Exchange Act, and the Underwriter is a principal market-maker in the Company's Common Stock, the Company shall furnish the Underwriter for so long as the Company's common stock is registered under the Exchange Act and/or the Company is required to file reports under the Exchange Act, with:

          (i) Within 90 days after the close of each fiscal year of the Company, a financial report of the Company and its subsidiaries, if any, on a consolidated basis, such report to include such information in such form as the Company shall be required to include in reports for that fiscal year to be filed with the Commission and such report to be certified by independent public accountants;


          (ii) Within 60 days after the end of each quarterly fiscal period of the Company other than the last quarterly fiscal period in any fiscal year, copies in printable form of the financial statements of the Company and its subsidiaries, if any, on a consolidated basis, for that period and as of the end of that period, which financial statements shall include a narrative discussion of such financial statements and of the business conducted by the Company and its subsidiaries, if any, during such fiscal quarter and such information in such form as the Company shall be required to include in reports for that period to be filed with the Commission, all subject to year-end adjustment, signed by the principal financial or accounting officer of the Company;

          (iii) As soon as is available, a copy of each report of the Company mailed to shareholders or filed with the Commission;

          (iv) Copies of all news, press or public information releases when made; and

          (v) Upon request in writing from the Underwriter, such other information as may reasonably be requested concerning the properties, business and affairs of the Company and its subsidiaries, if any.



     (f) The Company agrees to notify the Underwriter immediately within the 90 day period after the Effective Date of any event that materially affects the Company or its securities and that should be set forth in an amendment or supplement to the Prospectus in order to make the statements made therein not misleading. Similarly, the Company agrees to as soon as possible thereafter prepare and furnish to the Underwriter as many copies as the Underwriter may request of an amended Prospectus or a supplement to the Prospectus in order that the Prospectus as amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or that is necessary in order to make the statements made therein not misleading.

     (g) The Company will file with the Commission the required reports on Form SR and will file with the appropriate state securities commissioners any sales and other reports required by the rules and regulations of such agencies and will supply copies to the Underwriter.

     (h) Except with the Underwriter's approval, the Company agrees that the Company will not do the following until (a) the completion of the offering of the Shares and A Warrants, or (b) the termination of this Agreement, or (c) 90 days after the Effective Date, whichever occurs later:


          (i) Undertake or authorize any change in its capital structure or authorize, issue, or permit any public or private offering of additional securities;

          (ii) Authorize, create, issue, or sell any funded obligations, notes or other evidences of indebtedness, except in the ordinary course of business and within 12 months of their creation;

          (iii) Consolidate or merge with or into any other corporation;
or

          (iv) Create any mortgage or any lien upon any of its properties or assets except in the ordinary course of its business.

     (i) Within 30 days after the successful termination of the offering of the Shares and A Warrants, the Company agrees to submit information about the Company to be included in various securities manuals, including Moody's Over-The-Counter Manual and Standard & Poor's,
Standard Corporation Records to facilitate secondary trading in the Shares and A Warrants.

     (j) The Company agrees to cause the stock certificates of all of the current shareholders of the Company and of any future officers or directors of the Company to be clearly legended as being restricted against transfer without compliance with the Securities Act and to cause the Company's transfer agent to put stop transfer instructions against such stock certificates.

     9. Company's Indemnification.

     (a) The Company agrees to indemnify, defend and hold harmless the Underwriter from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal or other expenses) incurred by the Underwriter in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to the Underwriter, which the Underwriter may incur under the federal or state securities laws and regulations thereunder, state statutes or at common law or otherwise, but only to the extent that such losses, claims, damages, liabilities and expenses shall arise out of or be based upon a violation or alleged violation of the federal or state securities laws or regulations promulgated thereunder, a state statute or the common law resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any application or other papers filed with the various state securities authorities (hereinafter collectively called "Blue Sky Applications") or shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this indemnity agreement shall not apply to any such losses, claims, damages, liabilities or expenses arising out of or based upon any such violation based upon a statement or omission made in reliance upon written information furnished for use in the Registration Statement or in a Blue Sky Application by the Underwriter.

     (b) The foregoing indemnity of the Company in favor of the Underwriter shall not be deemed to protect the Underwriter against any liability to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Underwriter's duties, or by reason of the Underwriter's reckless disregard of the Underwriter's obligations and duties under the Securities Act or this Agreement.

     (c) The Underwriter agrees to give the Company an opportunity to participate in the defense or preparation of the defense of any action brought against the Underwriter to enforce any such claim or liability and the Company shall have the right so to participate. The agreement of the Company under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Underwriter to the Company, by letter or telegram (addressed as provided in this Agreement), promptly after the receipt of written notice of such action against the Underwriter such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to Underwriter. Failure to notify the Company as herein provided shall not relieve it from any liability which it may have to the Underwriter other than on account of the indemnity agreement contained in this paragraph 9.

     10. Underwriter's Indemnification.

     (a) The Underwriter likewise agrees to indemnify, defend and hold harmless the Company against any and all losses, claims, damages, expenses and liabilities to which the Company may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Blue Sky Application or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, resulting from the use of written information furnished to the Company by the Underwriter for use in the preparation of the Registration Statement or in any Blue Sky Application.

     (b) The Company agrees to give the Underwriter an opportunity to participate in the defense or preparation of the defense of any action brought against the Company to enforce any such claim or liability and the Underwriter shall have the right so to participate. The Underwriter's liability under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Company to the Underwriter by letter or telegram (addressed as provided for in this Agreement), promptly after the receipt by the Company of written notice of such action against the Company, such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to the Company. Failure to notify the Underwriter as herein provided shall not relieve the Underwriter from any liability which the Underwriter may have to the Company other than on account of the indemnity agreement contained in this paragraph 10.


     (c) The provisions of paragraphs 9 and 10 shall not in any way prejudice any right or rights which the Underwriter may have against the Company or the Company may have against the Underwriter under any statute, including the Securities Act, at common law or otherwise.

     (d) The indemnity agreements contained in paragraphs 9 and 10 shall survive the termination of this Agreement and shall inure to the benefit of the Company, the Underwriter, their respective successors and the persons specified in Section 16 below, and their respective heirs, personal representatives and successors and shall be valid irrespective of any investigation made by or on behalf of the Underwriter or the Company.

     11. Contribution. If the indemnification provided for in paragraphs 9 and 10 is unavailable to or insufficient to hold harmless an indemnified party under paragraphs 9 and 10 in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect not only (i) the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares and A Warrants, but also (ii) the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares and A Warrants (before deducting expenses other than the nonaccountable expense allowance payable by the Company to the Underwriter) received by the Company bear to the total underwriting commissions and expense allowance received by the Underwriter in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information applied by the Company or the Underwriter and their parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this paragraph 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this paragraph 11 shall be deemed to include any legal or other expenses to which such indemnified party would be entitled if paragraphs 9 and 10 were applied. Notwithstanding the provisions of this paragraph 11, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price which the Shares and A Warrants underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission plus the Underwriter's proportionate share of such legal or other expenses; and any punitive or exemplary damages if the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or statements made by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     12. Conditions Precedent to the Obligations of the Underwriter. All obligations of the Underwriter under this Agreement are subject to the following conditions precedent:

     (a) Counsel for the Underwriter shall have completed a review of the form and content of the Registration Statement and Prospectus, of the organization and present legal status of the Company and of the legality and validity of the authorization and issuance of the issued and outstanding stock of the Company and of the Shares and A Warrants.

     (b) The Company shall have performed all of its obligations under this Agreement. All of the statements, representations and warranties contained in this Agreement shall be complete and true.

     (c) From the date of this Agreement until the completion of the offering, no material adverse changes shall have occurred in the business, properties and assets of the Company other than changes occurring in the ordinary course of business.

     (d) From the date of this Agreement until the completion of the offering, no claims or litigation shall have been instituted or threatened against the Company for substantial amounts or which would materially adversely affect the Company, its business or its property and no reasonable basis exists for such claims or threats. Further, no proceeding shall have been instituted or threatened against the Company before any regulatory body wherein an unfavorable ruling would have a material adverse effect on the Company.

     (e) From the date of this Agreement until the completion of the offering of the Shares and A Warrants, no material adverse change shall have occurred in the operation, financial condition, management or credit of the Company or in any conditions affecting the prospects of its business.

     (f) From the date of this Agreement until the completion of the offering, the Company shall not have sustained any loss on account of fire, flood, accident or calamity of such character as materially adversely affects its business or property, regardless of whether or not the loss has been insured.

     (g) The Underwriter shall have received from the independent public accountants for the Company two letters addressed to the Underwriter, one dated the Effective Date and one dated the date of closing of this Offering to the effect that:

          (i) With respect to the Company they are independent public accountants within the meaning of the Securities Act and the published rules and regulations.

          (ii) In their opinion, the financial statements and supporting schedules and notes examined by them of the Company at all dates and for all periods referred to in their opinion included in the definitive Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations.

          (iii) Upon the basis of a reading of the related available interim financial statements and the financial data and accounting records of the Company, inquiries of officers of the Company responsible for financial and accounting matters, a reading of the minute books of the Company and other specified procedures and inquiries satisfactory to the Underwriter, if any, nothing has come to their attention which causes them to believe that during the period from the last audited balance sheet included in the Registration Statement to a specified date not more than five (5) days prior to the date of such letter (a) there has been any change in the capital shares or other securities of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor from that shown in its audited balance sheets or in the debt of the Company from that shown or contemplated under "Capitalization" in the Registration Statement or definitive Prospectus (other than as set forth in or contemplated by the Registration Statement or definitive Prospectus); (b) there have been any material decreases in net current assets or net assets as compared with amounts shown in the last audited balance sheet included in the definitive Prospectus (other than in the ordinary course of business), except in all instances the changes disclosed in or contemplated by the Registration Statement and definitive Prospectus; and (c) on the basis of their examinations referred to in their opinion, report, and consent included in the Registration Statement and definitive Prospectus and the indicated procedures and discussions referred to above, nothing has come to their attention which, in their judgment, would cause them to believe or indicate that the financial statements and schedules set forth in the Registration Statement and definitive Prospectus do not present fairly the financial position and results of operations of the Company, for the periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis, and are not in all material respects a fair presentation of the information purported to be shown.


     (h) On the date of the closing of this Offering the Underwriter shall have received from the president or vice president of the Company and the treasurer of the Company certificates dated as of such date, in form satisfactory to the Underwriter to the effect that:

          (i) The representations and warranties of the Company contained in paragraph 1 of this Agreement are complete and true.

          (ii) All of the conditions precedent in paragraphs 12(b)-12(f) of this Agreement have been performed and the representations of these conditions precedent are true.

          (iii) No stop order or other proceedings have been instituted or threatened by the Commission or any state authority which would adversely affect the offering of the Shares and A Warrants.

          (iv) This Agreement and the Underwriter's Warrants have been duly authorized and executed and constitute valid agreements of the Company and with respect to the Underwriter's Warrants are binding agreements and are enforceable according to their terms.

          (v) The respective signers have each carefully examined the Registration Statements and definitive Prospectus and any amendments and supplements, and to the best of their knowledge the Registration Statement and definitive Prospectus and any amendments and supplements contain all statements required to be stated therein. All statements contained therein are true and correct, neither the Registration Statement, definitive Prospectus or any amendment, supplement or sticker thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Since the Effective Date of the Registration Statement, there has occurred no event required to be stated therein or necessary to make the statements therein not misleading, and since the Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.


     (i) On the date of the closing of this Offering the Underwriter shall have received a written opinion from the Company's counsel stating that:

          (i) The Company has filed a Registration Statement on Form SB-2 relating to the Shares and A Warrants with the Commission pursuant to the Securities Act, the Registration Statement has become effective under the Securities Act and the Registration Statement, Prospectus and all other documents filed with the Commission comply as to form with all requirements of the Securities Act in all material respects (except for the financial statements and other financial data included therein, as to which counsel need express no opinion).

          (ii) Counsel is unaware of any contracts or other documents required to be described in the Registration Statement or in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

          (iii) Counsel is unaware of any contracts or documents that have not been disclosed in the Prospectus that are material to the representations in the Prospectus and that would require disclosure in order to make statements made not misleading.

          (iv) Except as set forth in the Registration Statement Prospectus and financial Statements included therein the best knowledge of counsel and after reasonable investigation, the Company is not in default of any of the contracts, leases or agreements to which it is a party and the proposed offering of Shares and A Warrants will not cause the Company to become in default of any of its contracts, leases or agreements nor will it create a conflict between the Company and any of the contracting parties to the contracts, leases and other agreements.


          (v) To the best knowledge of counsel and after reasonable investigation, and except as described in the Registration Statement, Prospectus and financial statements included therein, the Company has marketable title to all properties described in the Registration Statement as owned by it. Except as reflected in the Registration Statement and financial statements included therein, the properties are free and clear of all liens, charges, encumbrances or restrictions; all of the leases, subleases and other agreements under which the Company holds its properties are in full force and effect; the Company is not in default under any of the material terms or provisions of any of the leases, subleases or other agreements; and there are no claims against the Company concerning its rights under the leases, subleases and other agreements and concerning its right to continued possession of its properties.

          (vi) This Agreement and the Underwriter's Warrants issued to the Underwriter or its designees have been duly authorized and executed by the Company and constitute valid agreements of the Company except that no opinion need be expressed as to the validity of the indemnification provisions insofar as they are or may be held to be violative of public policy (under either state or federal law), the availability of specific performance or other equitable remedies, the effects of bankruptcy, insolvency, moratorium and all other similar laws and decisions affecting the rights of creditors generally and as to whether or not this Agreement may be an illusory contract.

          (vii) Except as set forth in the Registration Statement, Prosectus and fianncial statements included therein, to the best knowledge of counsel and after reasonable investigation, no claim or litigation has been instituted or threatened against the Company.

          (viii) To the best knowledge of counsel and after reasonable investigation, no stop order or other proceedings have been instituted or threatened by the Commission or any state or local authority which would adversely affect the offering of the Shares and A Warrants.

          (ix) To the best knowledge of counsel and after reasonable investigation, all documents and contracts relating to the Company's affairs have been furnished to the Underwriter's counsel.

          (x) To the best knowledge of counsel and after reasonable investigation, the Company possesses adequate licenses, certificates, authorizations or permits issued by the appropriate federal, state and local regulatory authorities necessary to conduct its business as described in the Registration Statement and to retain possession of its properties. Counsel is unaware of any notice of any proceeding relating to the revocation or modification of any of these certificates or permits having been received by the Company.

          (xi) To the best knowledge of counsel and after reasonable investigation, neither the Company nor its affiliates is currently offering any securities for sale except as described in the Registration Statement.

          (xii) No preemptive rights exist with respect to the Company's securities.

          (xiii) Except as set forth in the Registration Statement, Counsel is unaware of any subsidiaries of the Company.

          (xiv) Counsel has participated in the preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel to lead counsel to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (xv) The Company has an authorized capitalization of 15,000,000 shares consisting of shares of common stock $.0001 par value per share. Except as set forth in the Registration Statement, there are no outstanding options, warrants or other rights to purchase shares of the Company's common stock known to counsel other than as described in the Registration Statement.

          (xvi) The Company has been incorporated and is a validly existing corporation under the laws of the State of New York and has full corporate power and authority under such laws to own its properties and to conduct its business as described in the Registration Statement. To the best of counsel's knowledge, information and belief, the Company is qualified to conduct business as a foreign corporation in each jurisdiction where the nature of its business activities requires such qualification except where failure to so qualify would not have a material adverse effect upon the business or financial condition of the Company.

          (xvii) The Company's shares of common stock that are issued and outstanding are fully paid and nonassessable and the Shares and A Warrants and Warrant Shares when issued and paid for in accordance with their terms will be fully paid and non-assessable. The Shares and A Warrants conform to the description thereof contained in the Registration Statement. The Company has authorized the issuance of the Shares and A Warrants, the warrants included therein, the Underwriter's Warrants and the Warrant Shares and has full power and authority to issue and sell the Shares and A Warrants, terms and conditions herein set forth. A sufficient number of common shares have been duly reserved for issuance upon exercise of the Warrants and Underwriter's Warrants.

     The foregoing opinion may be rendered in part by regular corporate counsel and, in part, by securities counsel to the Company.

     13.     Termination.

     (a) This Agreement may be terminated by the Underwriter by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Underwriter in writing.

     (b) This Agreement may be terminated by the Underwriter by notice to the Company if the Underwriter believes in its sole judgment that any adverse changes have occurred in the management of the Company, that material adverse changes have occurred in the financial condition or obligations of the Company or if the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as, in the sole judgment of the Underwriter, may interfere materially with the conduct of the Company's business and operations regardless of whether or not such loss shall have been insured.

     (c) This Agreement may be terminated by the Underwriter by notice to the Company at any time if, in the sole judgment of the Underwriter, payment for and delivery of the Shares and A Warrants is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or minimum or maximum prices shall have been generally established on the New York or American Stock Exchange, or trading in securities generally on either such exchange shall have been suspended, or a general moratorium shall have been established by federal or state authorities, or (ii) a war or other national calamity shall have occurred, or (iii) substantial and material changes in the condition of the market (either generally or with reference to the sale of the Shares and A Warrants to be offered hereby) beyond normal fluctuations are such that it would be undesirable, impracticable or inadvisable in the sole judgment of the Underwriter to proceed with this Agreement or with the public offering or (iv) of any matter materially adversely affecting the Company.

     (d) In the event any action or proceeding shall be instituted or threatened against the Underwriter, either in any court of competent jurisdiction, before the Commission or any state securities commission concerning its activities as a broker or dealer that would prevent the Underwriter from acting as such, at any time prior to the effective date hereunder, or in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of the Underwriter's assets or if the Underwriter makes an assignment for the benefit of creditors, the Company shall have the right on three days' written notice to the Underwriter to terminate this Agreement without any liability to the Underwriter of any kind except for the payment of expenses as provided in Section 4(a) and 5 herein.

     (e) Any termination of this Agreement pursuant to this Section 13 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that in such event (i) the Underwriter shall provide the Company with a statement of its accountable expenses, which shall include but are not limited to, the Underwriter's counsel fees, consultants' fees, entertainment expenses, travel expenses, postage expenses, office costs, advertising costs, clerical costs, due diligence meeting expenses, duplication expenses, long-distance telephone expenses, and general and administrative expenses incurred in connection with the proposed offering and (ii) if such accountable expenses are more than the amount of the nonaccountable expense payments the Company has made to the Underwriter, the Underwriter shall bear such excess or if such accountable expenses are less than the amount of the nonaccountable expense payments the Underwriter has received from the Company, the Underwriter shall return the difference to the Company.

     14. Notices. All notices shall be in writing and shall be delivered at or mailed to the following addresses or sent by telegram to the following addresses with written confirmation thereafter:

To the Company:

               Mr. Michael Trotta
               Silver Star Foods, Inc.
               Post Office Box 340487
               Brooklyn, New York 11234

 with a copy to:

               Richard I. Anslow, Esq.
               Freehold Office Plaza
               4255 Route 9, Suite D
               Freehold, NJ 07728


To the Underwriter:

               Mr. Richard Scarsella
               Royal Hutton Securities, Corp.
               2255 Glades Road
               Boca Raton, Florida 33431

 with a copy to:

               Leon B. Lipkin, Esq.
               140 East 45th Street, 42nd Floor
               New York, NY  10048


     16. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriter (including the participating dealers as provided in paragraphs 9 and 10) and their
successors.   Nothing expressed in this Agreement is intended to give
any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under this Agreement. However, the representations, warranties and indemnity and defense obligations of the Company included in this Agreement also inure to the benefit of any person who controls the Underwriter and participating dealers within the meaning of Section 15 of the Securities Act and the representations, warranties, indemnities and defense obligations of the Underwriter and participating dealers inure to the benefit of each officer who signs the Registration Statement, each director of the Company and each person who controls the Company within the meaning of
Section 15 of the Securities Act.

     17. Miscellaneous Provisions.

     (a) Time shall be of the essence of this Agreement.

     (b) This Agreement shall be construed according to the laws of the State of New York.

     (c) The representations and warranties made in this Agreement shall survive the termination of this Agreement and shall continue in full force and effect regardless of any investigation made by the party relying upon any such representation or warranty.

     (d) This Agreement is made solely for the benefit of the Company and its officers, directors and controlling persons within the meaning of Section 15 of the Securities Act and of the Underwriter and its officers, directors and controlling persons within the meaning of
Section 15 of the Securities Act, and their respective successors, heirs and personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" as used in this Agreement shall not include any purchaser, as such, of the Shares and A Warrants.

     (e) The Underwriter will provide upon closing a list of all the names and addresses of all participating dealers and shall provide the Company with such changes of the address or name of such participating dealers as occur and of which the Underwriter is notified. Further, the Underwriter shall use its best efforts to maintain the current name and address of all participating dealers during the terms of this Agreement.

          If this Agreement correctly sets forth our understanding, please indicate your acceptance in the space provided below for that purpose.

                              Very truly yours,

                              Silver Star Foods, Inc.


                              By:
                                 -------------------------------------
                                 Michael Trotta, President

Confirmed and accepted as of
the date of this Agreement:

Royal Hutton Securities Corp.

By:
   -----------------------------
   Richard Scarsella